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                                                          Exhibit 24


                         PROTECTIVE LIFE CORPORATION
                            2801 Highway 280 South
                           Birmingham, Alabama 35223




     KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Protective Life Corporation, a Delaware corporation (the "Corporation"), hereby constitute and appoint Drayton Nabers, Jr., John D. Johns and Deborah J. Long, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation (both in such capacity and in capacities necessary for the execution of documents in their names on behalf of the Corporation in its capacity (i) as a member or managing member of PLC Capital L.L.C., a limited liability company and subsidiary of the Corporation organized under the laws of the State of Delaware ("PLC Capital L.L.C") or (ii) as a trustee or sponsor of, limited or general partner in, or holder of interests in, any trust, partnership or other entity established by the Corporation in connection with or for the purpose of facilitating the offering or issuance of securities (a "PLC Entity")) one or more Registration Statements on form S-3 of the Corporation and, if applicable, PLC Capital L.L.C. and/or any PLC Entity to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, any subsequent Registration Statements which may be filed under Rule 462(b) and any amendment or amendments to such Registration Statements, relating to the debt securities, common stock or preferred stock of the Corporation, the preferred limited liability company interests of PLC Capital L.L.C. and/or interests in any PLC Entity, and related guarantees or backup undertakings of the Corporation to be offered to the public, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated:  January 2, 1997

Name:                                           Title:
-----                                           ------

/s/ Drayton Nabers, Jr.                    Chief Executive Officer,
----------------------------                Chairman of the Board and Director
Drayton Nabers, Jr.




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/s/ John D. Johns                          President and Chief Operating Officer
----------------------------
John D. Johns


/s/ Jerry W. DeFoot                        Vice President, Controller
----------------------------                 and Chief Accounting Officer
Jerry W. DeFoot


/s/ William J. Rushton III                 Chairman Emeritus and Director
----------------------------
William J. Rushton III


/s/ John W. Woods                          Director
-----------------------------
John W. Woods


/s/ William J. Cabaniss, Jr.               Director
-----------------------------
William J. Cabaniss, Jr.


/s/ H.G. Patrillo                           Director
-----------------------------
H.G. Patrillo


/s/ John J. McMahons, Jr.                  Director
-----------------------------
John J. McMahons, Jr.


/s/ A.W. Dahlberg                          Director
------------------------------
A.W. Dahlberg


/s/ John W. Rouse, Jr.                     Director
------------------------------
John W. Rouse, Jr.


/s/ Robert T. David                        Director
------------------------------
Robert T. David


                                       2
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/s/ Ronald L. Kuehn, Jr.                   Director
-------------------------------
Ronald L. Kuehn, Jr.


/s/ Herbert A. Sklenar                     Director
-------------------------------
Herbert A. Sklenar


/s/ James S. M. French                     Director
-------------------------------
James S. M. French


/s/ Robert A. Yellowlees                   Director
-------------------------------
Robert A. Yellowlees